U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 16, 2007

COFFEE PACIFICA, INC.

(Exact name of small business issuer as specified in its charter)

Nevada	333-10170-2	46-0466417
(State or other jurisdiction of incorporation or organization)	Commission File No	(IRS Employer Identification Number)

Suite 1210 1200 West 73rd Avenue, Vancouver, B.C., Canada	V6P 6G5
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (604) 264 8012

(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events

Coffee Pacifica, Inc. announced in a press release dated January 16, 2007 that pursuant to an agreement with the Blue Mountain Coffee Co-Operative Society Ltd ("BMCC") of Jamaica, Coffee Pacifica will be the exclusive world-wide marketer and distributor of the "Penlyne Castle" brand "Jamaican Blue Mountain" coffee beans produced by BMCC in Jamaica.

BMCC is a Jamaican incorporated society that has been actively involved in the production and exportation of the Jamaican coffee since 1949. BMCC represents approximately 3,000 coffee farmers within the Blue Mountain coffee region of Jamaica. BMCC was established to enhance and improve the economic benefits of its members.

"Joining Coffee Pacifica's distribution system allows us to participate globally on a "Growers Direct" basis to increase visibility, demand and prices for our world renowned "Jamaica Blue Mountain" green beans. Coffee Pacifica's "Growers Direct" system will enhance price paid to our 3,000 co-operative farmers who represent approximately 30% of the "Jamaica Blue Mountain" green bean annual production" stated O'Neil Blake, General Manager of BMCC.

Terry Klassen, CEO of Coffee Pacifica, stated "It is our goal to expand and add coffees from other origins to our current PNG coffee. Supply of high quality green beans from Jamaica is expected to increase revenue, cash flow, and earnings for Coffee Pacifica while maximizing value for the shareholders."

As previously reported in a press release on September 20, 2006, Coffee Pacifica has elected not to proceed with the acquisition of a coffee roasting company with approximately 50 retail franchised locations and a coffee roasting and wholesale operation. Coffee Pacifica continues to explore economically viable potential acquisition opportunities to assist in the development of a "Tree to Cup" vertically integrated coffee company.

In a press release dated November 13, 2006, Coffee Pacifica announced that it had engaged Atlanta Capital Partners, LLC ("Atlanta Capital") and its principal, David Kugelman, to provide investor relations services. Atlanta Capital is headquartered in Atlanta, Georgia and is the publisher of the OTC Stock Review newsletter. Mr. Kugelman has lectured extensively on investment related topics and has served as a consultant to a number of publicly traded corporations. He is experienced in the area of small-cap stocks and has been in the investment industry since 1986 working for such prestigious firms as Thomson McKinnon, Bear Stearns and Merrill Lynch. A Copy of the consulting agreement is attached.

Copies of the press releases and the consulting agreement with David Kugleman are attached as exhibits to this Form 8K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

COFFEE PACIFICA, INC.

Date: January 29, 2007 "SHAILEN SINGH" ____

Shailen Singh, President